SunCoke Energy, Inc. Q4 & FY 2021 Earnings and 2022 Guidance Conference Call Exhibit 99.2

This slide presentation should be reviewed in conjunction with the Fourth Quarter and Full-Year 2021 earnings release of SunCoke Energy, Inc. (SunCoke) and conference call held on February 1, 2022 at 10:30 a.m. ET. This presentation call contains “forward-looking statements” (as defined in Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended). Such forward-looking statements include statements that are not strictly historical facts, and include, among other things, statements regarding: our expectations of financial results, condition and outlook; anticipated effects of the COVID-19 pandemic and responses thereto, including the pandemic’s impact on general economic and market conditions, as well as on our business, our customers, our results of operations and financial condition; anticipated actions to be taken by management to sustain SunCoke during the economic uncertainty caused by the pandemic and related business actions; and anticipated actions by governments to contain the spread of COVID-19 or mitigate the severity thereof. Forward-looking statements often may be identified by the use of such words as "believe," "expect," "plan," "project," "intend," "anticipate," "estimate," "predict," "potential," "continue," "may," "will," "should," or the negative of these terms, or similar expressions. Forward-looking statements are inherently uncertain and involve significant known and unknown risks and uncertainties (many of which are beyond the control of SunCoke) that could cause actual results to differ materially. Such risks and uncertainties include, but are not limited to domestic and international economic, political, business, operational, competitive, regulatory and/or market factors affecting SunCoke, as well as uncertainties related to: pending or future litigation, legislation or regulatory actions; liability for remedial actions or assessments under existing or future environmental regulations; gains and losses related to acquisition, disposition or impairment of assets; recapitalizations; access to, and costs of, capital; the effects of changes in accounting rules applicable to SunCoke; and changes in tax, environmental and other laws and regulations applicable to SunCoke's businesses. Currently, such risks and uncertainties also include: SunCoke’s ability to manage its business during and after the COVID-19 pandemic; the impact of the COVID-19 pandemic on SunCoke’s results of operations, revenues, earnings and cash flows; SunCoke’s ability to reduce costs and capital spending in response to the COVID-19 pandemic; SunCoke’s balance sheet and liquidity throughout and following the COVID-19 pandemic; SunCoke’s prospects for financial performance and achievement of strategic objectives following the COVID-19 pandemic; capital allocation strategy following the COVID-19 pandemic; and the general impact on our industry and on the U.S. and global economy resulting from COVID-19, including actions by domestic and foreign governments and others to contain the spread, or mitigate the severity, thereof. Forward-looking statements are not guarantees of future performance, but are based upon the current knowledge, beliefs and expectations of SunCoke management, and upon assumptions by SunCoke concerning future conditions, any or all of which ultimately may prove to be inaccurate. The reader should not place undue reliance on these forward-looking statements, which speak only as of the date of the earnings release. SunCoke does not intend, and expressly disclaims any obligation, to update or alter its forward-looking statements (or associated cautionary language), whether as a result of new information, future events or otherwise after the date of the earnings release except as required by applicable law. In accordance with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, SunCoke has included in its filings with the Securities and Exchange Commission cautionary language identifying important factors (but not necessarily all the important factors) that could cause actual results to differ materially from those expressed in any forward-looking statement made by SunCoke. For information concerning these factors and other important information regarding the matters discussed in this presentation, see SunCoke's Securities and Exchange Commission filings such as its annual and quarterly reports and current reports on Form 8-K, copies of which are available free of charge on SunCoke's website at www.suncoke.com. All forward-looking statements included in this presentation are expressly qualified in their entirety by such cautionary statements. Unpredictable or unknown factors not discussed in this presentation also could have material adverse effects on forward- looking statements. Forward-Looking Statements

2021 Year In Review

3

Delivered FY 2021 results above revised guidance; Successfully entered new coke markets; Significantly reduced interest expense and extended debt maturities

FY 2021 Objective		2021 Achievements	Commentary
Deliver FY 2021 Consolidated Adj. EBITDA[(1)] modestly above $255M – $265M revised guidance **Generate $80M – $100M Free Cash Flow [(2)]**	✓	• Delivered FY 2021 consolidated **Adj. EBITDA of $275.4M** • Generated ~**$101M** of **Free Cash Flow**	• Highest Adj. EBITDA in Company's history • Exceeded revised guidance due to excellent domestic coke performance as well as higher volumes and a new product at CMT
Support Full Capacity Utilization via Export and Foundry Sales	✓	• Domestic coke fleet operated at full capacity • Successfully entered and participated in foundry and export coke markets • Successfully executed on our contracted coke sales	• Signed a five year take-or-pay furnace coke contract with Algoma Steel; Average sales volume of 150k per year • Developed strong customer relationships in both foundry and export coke markets during the first year of entering these new markets • Expect to further increase foundry and export coke market participation in 2022
Further Stabilize and Strengthen SunCoke's Capital Structure	✓	• Lowered gross debt by $63.5M ; Gross leverage ratio at 2.3x (LTM basis) • Executed debt refinancing	• Extended notes maturity by 4 years and revolver maturity by 2 years; Achieved annual interest rate savings of approximately $17M from debt refinancing • Anticipate continuation of quarterly dividend

(1) See appendix for a definition and reconciliation of Adjusted EBITDA
(2) See appendix for a definition and reconciliation of Free Cash Flow

SunCoke Energy

Q4 & FY 2021 Financial Performance See appendix for a definition and reconciliation of Adjusted EBITDA Coke Adjusted EBITDA includes Domestic Coke and Brazil Coke ($/share) ($ in millions) Diluted EPS Adj. EBITDA(1) Q4 and FY 2021 Earnings Review Q4 ‘21 EPS of $0.15 per share, up $0.21 per share from the prior year quarter Driven by absence of supply relief provided to certain customers in the prior year period FY’21 EPS of $0.52, up $0.48 per share from the prior year period Driven by strong operating results and lower interest expense, partially offset by debt refinancing related expenses Q4 ’21 Consolidated Adj. EBITDA(1) of $62.9M, up $25.9M compared to Q4 ‘ 20 Coke operations up $11.3M driven by higher volumes due to absence of turn-down and higher price realizations Corporate and other costs lower by $11.7M mainly driven by favorable legacy liability expense (non-cash) FY ’21 Consolidated Adj. EBITDA(1) of $275.4M, up $69.5M compared to FY’20 Driven by higher price/volume across coke and logistics businesses as well as lower legacy liability expenses (non-cash) at corporate

Adjusted EBITDA(1) – FY ‘20 to FY ‘21 See appendix for a definition and reconciliation of Adjusted EBITDA (1) Higher volumes due to absence of customer relief in exchange for contract extensions Higher price realization from success in export and foundry markets Higher throughput volumes, higher prices and new product at CMT ($ in millions) (1) FY ‘21 performance driven by higher price/volume across coke and logistics businesses as well as lower legacy liability expenses (non-cash) at corporate Lower legacy liability expense (non-cash) , absence of foundry related R&D costs partially offset by higher employee related expenses

Revolver Availability: $228.8M 12/31/2020 12/31/2021 Total Debt $691M $627M Gross Leverage 3.35x 2.28x FY 2021 Capital Deployment Strong cash flow generation deployed strategically towards operational capital needs, deleveraging, and dividends to shareholders ($ in millions) Pulled forward some capital work to manage labor availability and supply chain issues

2022 GUIDANCE

Projected 2022 Adjusted EBITDA Guidance $240 - $255 ($8) – ($14) ($2) – ($3) ($4) – ($10) ($6) – ($8) See appendix for a definition and reconciliation of Adjusted EBITDA (1) ($ in millions) Expect 2022 consolidated Adjusted EBITDA (1) of $240M - $255M mainly driven by lower price realizations at Coke and Logistics businesses and normalized legacy liability expense (non-cash) Running at full capacity but lower price realization on export sales Higher commodity risk with greater volume in export market Similar volumes year over year but lower price realization at CMT Normalized high water cost at CMT Normalized legacy liability expense (non-cash) Higher IT and insurance costs Lower volumes due to required capital rebuilds (1)

2022 Domestic Coke Business Outlook

9

Domestic Coke Adj. EBITDA estimated to be $229M - $235M; Expect to run at full capacity; Grow market share in foundry and growing export business

Domestic Coke Performance



$217M
$243M
$229M - $235M
3,789Kt
4,183Kt
~4,100Kt
FY 2020
FY 2021 (1)
FY 2022E (1)
Domestic Coke Sales
Adj. EBITDA ($M) (2)

- Continue to run coke fleet at full capacity
- ~3,550Kt contracted furnace coke tons
- Remaining ~700Kt equivalent furnace coke tons to be sold in foundry/export markets
- Q1 export coke sales finalized
- Lower price realization assumption on export sales
- Higher commodity risk with greater volume sold in the export market

(1) FY 2021 and FY 2022E estimated Domestic Coke sales includes coke produced for export and foundry sales
(2) See appendix for a definition and reconciliation of Adjusted EBITDA

SunCoke Energy

2022 Logistics Business Outlook

10

Logistics Adjusted EBITDA guidance of $34M - $40M; Anticipate similar volumes across the Logistics segment year over year

Logistics Performance



(Tons Handled, Kt)
$17.3M
$43.5M
$34M - $40M
14,678
19,933
18,700 - 20,700
9,571
5,107
10,183
9,750
~10,200
8,500 - 10,500
FY 2020
FY 2021
FY 2022E
Total Logistics Adj. EBITDA ($M)(1)
Logistics (ex. CMT)
CMT

(1) See appendix for a definition and reconciliation of Adjusted EBITDA

2022 outlook based on current expectations for thermal coal export volume and price

- Anticipate CMT to handle 5.5Mt – 7.0Mt coal for export and 3.0Mt – 3.5Mt other products (iron ore, petcoke, aggregates, etc.)
- CMT Price kicker benefit (based on API2 price index) expected to be lower in 2022 as compared to previous year
- 2021 was exceptional year with no high-water cost; 2022 assumed to be a more normalized year

SunCoke Energy

2022 Guidance Summary Expected 2022 Adjusted EBITDA of $240M - $255M; 2022 Free Cash Flow of $110M - $125M See appendix for a definition and reconciliation of Adjusted EBITDA Domestic coke sales for 2021 and 2022 estimate includes production for foundry and export sales Domestic Coke Adj. EBITDA/ton calculated as Domestic Coke EBITDA/Domestic Coke Sales Capital expenditure guidance excludes the impact of capitalized interest See appendix for a definition and reconciliation of Free Cash Flow (FCF) See appendix for definition and reconciliation of Adjusted EBITDA See appendix for definition and reconciliation of Free Cash Flow (FCF)

Further strengthen customer relationships and grow market share for long term success Support full capacity utilization of cokemaking assets Build on the Commercial Success of Foundry/Export Business 2022 Key Initiatives $240M - $255M Adjusted EBITDA Achieve 2022 Financial Objectives Deliver Safety/Operational Excellence and Combat Inflationary Pressures Continue to deliver strong safety and operational excellence Continued focus on developing projects to minimize inflationary impacts Continue work on further diversifying CMT with new product and customer mix Pursue New Customers for Logistics Business Continue to execute against our well-established capital allocation priorities of deleveraging, exploring growth opportunities and returning capital to shareholders Pursue Balanced Capital Allocation

APPENDIX

Domestic Coke Performance Domestic Coke Business Summary /ton /ton /ton /ton /ton Sales Tons (Coke Production, Kt) See appendix for a definition and reconciliation of Adjusted EBITDA and Adjusted EBITDA per ton 1,063K 880K Achieved FY ’21 Domestic Coke Adjusted EBITDA above the revised guidance range driven by full capacity utilization as well as strong performance in export and foundry markets 1,038K (1) 1,056K /ton /ton $56-$57/ton 1,026K 3,789K 4,183K ~4,100K

$6.7M $10.9M $11.4M Logistics Business Summary 4,589 (Tons Handled, Kt) See appendix for a definition and reconciliation of Adjusted EBITDA. FY ’21 Logistics Adjusted EBITDA strong results driven by strong volume/price as well as minimal high water costs at CMT Logistics Performance 8,500 – 10,500 M M $34M - $40M ~ 18,700 – 20,700 (1)

Adjusted EBITDA represents earnings before interest, loss (gain) on extinguishment of debt, taxes, depreciation and amortization (“EBITDA”), adjusted for impairments, loss on extinguishment of debt, restructuring costs, changes to our contingent consideration liability related to our acquisition of CMT, and/or transaction costs incurred as part of the Simplification Transaction. EBITDA and Adjusted EBITDA do not represent and should not be considered alternatives to net income or operating income under GAAP and may not be comparable to other similarly titled measures in other businesses. Management believes Adjusted EBITDA is an important measure in assessing operating performance. Adjusted EBITDA provides useful information to investors because it highlights trends in our business that may not otherwise be apparent when relying solely on GAAP measures and because it eliminates items that have less bearing on our operating performance. EBITDA and Adjusted EBITDA are not measures calculated in accordance with GAAP, and they should not be considered a substitute for net income or any other measure of financial performance presented in accordance with GAAP. EBITDA represents earnings before interest, taxes, depreciation and amortization. Adjusted EBITDA attributable to SXC represents Adjusted EBITDA less Adjusted EBITDA attributable to non-controlling interests. Adjusted EBITDA/Ton represents Adjusted EBITDA divided by tons sold/handled. Free Cash Flow (FCF) represents operating cash flow adjusted for capital expenditures. Management believes FCF is an important measure of liquidity. FCF is not a measure calculated in accordance with GAAP, and it should not be considered a substitute for operating cash flow or any other measure of financial performance presented in accordance with GAAP. Definitions

Coke Facility Capacity and Contract Duration/Volume Capacity represents blast furnace equivalent production capacity Represents production capacity for blast-furnace sized coke, however, customer takes all on a “run of oven” basis, which represents >600k tons per year.

Balance Sheet & Debt Metrics

2022 Guidance Reconciliation Reflects non-controlling interest in Indiana Harbor Free Cash Flow Reconciliation

SXC FCF/Share Reconciliation

Reconciliation to Adjusted EBITDA and Adjusted EBITDA attributable to SXC Charges related to a company-wide restructuring and cost-reduction initiative Reflects non-controlling interests in Indiana Harbor and the portion of the Partnership owned by public unitholders prior to the closing of the Simplification Transaction

Adjusted EBITDA and Adjusted EBITDA per ton (1) Corporate and Other includes the results of our legacy coal mining business.